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                                                                Exhibit (l)


                             SUBSCRIPTION AGREEMENT




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                       THE CATHOLIC ALLIANCE FUNDS, INC.
                                EQUITY INCOME FUND

                              SUBSCRIPTION AGREEMENT


         The undersigned hereby subscribes for Ten Thousand (10,000) shares of Common Stock, $0.001 par value per share, of the Equity Income Fund of The Catholic Alliance Funds, Inc., a corporation organized and existing under the laws of the State of Maryland and a registered, series, open end management investment company, and hereby agrees to pay therefor upon call of the Board of Directors, the sum of Ten and 00/100 Dollars ($10.00) per share for an aggregate subscription price of One Hundred Thousand and 00/100 Dollars ($100,000.00).

         Dated as of this 16th day of February, 1999.

                                        CATHOLIC KNIGHTS INSURANCE SOCIETY



                                        By:       /s/  Allan G. Lorge
                                           -----------------------------------
                                           Allan G. Lorge, Secretary/Treasurer